Exhibit 10.1
FORM OF ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”) made and entered into as of this day of ______, 2010 by and among Newport Coast Securities, Inc., a California corporation (the “Dealer Manager”), Green Realty Trust, Inc., a Maryland corporation (the “Company”), and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).
RECITALS
     WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-11 (File No. 333-147514), containing a preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the regulations thereunder (the “Regulations”). The registration statement and any amendments thereto, and any registration statement related thereto filed under Rule 462(b) of the Securities Act are herein called the “Registration Statement.” Any prospectus relating to such Registration Statement and any amendments thereto are herein called the “Prospectus.”
     WHEREAS, the Company proposes to offer and sell, on a best efforts basis through the Dealer Manager and a group of selected dealers (each a “Selected Dealer”, collectively the “Selected Dealers”) and directly to a group of selected investment advisors (each a “Selected Investment Advisor”, collectively the “Select Investment Advisors”) up to 165,789,474 shares of its shares of common stock (the “Shares”), on a best-efforts basis (the “Offering”) to investors pursuant to the Company’s Prospectus.
     WHEREAS, the Company has agreed that the subscription price paid by subscribers for shares will be promptly refunded to such subscribers if at least $2,000,000 Shares of gross offering proceeds (the “Minimum Offering”) has not been raised within six months from the date the Registration Statement becomes effective with the Securities and Exchange Commission, or if the Company elects to extend the date to a period no longer than one year (the “Closing Date,”).
     WHEREAS, the Dealer Manager and the Company, in compliance with the terms of the proposed offering described in the Registration Statement and Rule 15c2-4 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), desire to establish an escrow account (the “Escrow Account”), as further described herein in which funds received from subscribers will, except as otherwise specified herein, be deposited into an interest-bearing account entitled “Green Realty Trust Incorporated Subscription Account” and the Company desires that UMB Bank, N.A. act as escrow agent to the Escrow Account and Escrow Agent is willing to act in such capacity.
     WHEREAS, deposits received from residents of the State of Pennsylvania (the “Pennsylvania Subscribers”) will remain in the Escrow Account until the conditions of Sections 3 and 4 hereof, respectively, have been met.

     WHEREAS, in order to subscribe for Shares during the Escrow Period (as defined below), a subscriber must deliver an executed order form along with the full amount of its subscription: (i) by check made payable to the order of UMB Bank, N.A., as Escrow Agent for Green Realty Trust, Inc., in U.S. dollars or (ii) by wire transfer of immediately available funds or Automated ClearingHouse (ACH) in U.S. dollars, made payable as provided in Exhibit B.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties covenant and agree as follows:
1. Establishment of Escrow Account; Escrow Period. On or prior to the commencement of the offering of Shares pursuant to the Prospectus, the Company shall establish the Escrow Account with the Escrow Agent, which shall be entitled “UMB Bank, N.A., as Escrow Agent for Green Realty Trust, Inc.”. This Agreement shall be effective on the date on which the Registration Statement becomes effective. Except as otherwise set forth herein for the Pennsylvania Subscribers, the escrow period shall commence upon the effectiveness of this Agreement and shall continue until the earlier of (i) the date upon which the Escrow Agent receives confirmation from the Company and the Dealer Manager that the Company has raised the Minimum Offering, (ii) the Closing Date, or (iii) the termination of the Offering by the Company prior to the receipt of the Minimum Offering (the “Escrow Period”).
2. Operation of the Escrow.
a)	Deposits in the Escrow Account. During the Escrow Period, persons subscribing to purchase Shares will be instructed by the Company, the Dealer Manager and the Selected Dealers to make checks for subscriptions payable to the order of “UMB Bank, N.A., as Escrow Agent for Green Realty Trust, Inc.” When a Selected Dealer’s internal supervisory procedures are conducted at the site at which the subscription agreement and check were initially received by Selected Dealer from the subscriber, Selected Dealer shall transmit the subscription agreement and check to the Escrow Agent by noon of the next business day following receipt of the check and subscription agreement. When, pursuant to Selected Dealer’s internal supervisory procedures, Selected Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Selected Dealer shall transmit the check and subscription agreement to the Final Review Office by noon of the next business day following the Selected Dealer’s receipt of the subscription agreement and check. The Final Review Office will, by noon of the next business day following its receipt of the subscription agreement and check, forward both the subscription agreement and check to the Escrow Agent. If any subscription agreement solicited by the Selected Dealer is rejected by the Dealer Manager or the Company, then the subscription agreement and check will be promptly returned to the rejected subscriber. The Escrow Agent shall have no liability or responsibility regarding a Selected Dealer’s internal supervisory procedures. Completed subscription agreements and checks in payment for the purchase price shall be remitted to the Escrow Agent’s address in Exhibit B designated for the receipt of such agreements and funds, and wires or Automated ClearingHouse (ACH) payments shall be transmitted directly to the Escrow Account. Subscription agreements received by the Escrow Agent shall be scanned and emailed by the Escrow Agent to Phoenix American Financial Services, Inc. (the “Transfer Agent”) within 24 hours of receipt by the Escrow Agent. The Escrow Agent shall also deliver the original subscription agreements to the Transfer Agent. The Escrow Agent hereby agrees to maintain the funds contributed by the Pennsylvania Subscribers in a manner in which they may be separately accounted for so that the requirements of Section 3 of this Agreement can be met. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with this Agreement. Prior to disbursement of the funds deposited in the Escrow Account (the “Escrowed Funds”), such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to receipt of the Break Escrow Affidavit (as described below), the Escrow Agent shall promptly notify the Company in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account in the amount of such returned payment and the Escrow Agent shall delete the appropriate account from the records maintained by the Escrow Agent. The Escrow Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information: (i) the subscriber’s name and address, (ii) the subscriber’s social security number or tax identification number, (iii) the number of Shares purchased by such subscriber, (iv) the amount paid by such subscriber for such Shares, and (v) the state of residence. During the Escrow Period neither the Company nor the Dealer Manager will be entitled to any principal funds received into the Escrow Account.
(b)	Distribution of the Funds in the Escrow Account to Subscribers other than the Pennsylvania Subscribers. If at any time on or prior to the Closing Date, the Minimum Offering has been raised, then upon the happening of such event, the funds in the Escrow Account shall remain in the Escrow Account until the Escrow Agent receives written direction provided by the Company and the Dealer Manager instructing the Escrow Agent to deliver such funds as the Company shall direct (other than any funds received from Pennsylvania Subscribers which cannot be released until the conditions of Sections 3 and 4 hereof, respectively, have been met) (“Initial Closing”). An affidavit or certification from an officer of the Company and an officer of the Dealer Manager to the Escrow Agent stating that at least the Minimum Offering has been timely raised, shall constitute sufficient evidence for the purpose of this Agreement that such event has occurred (the “Break Escrow Affidavit”). The Affidavit shall indicate (i) the date on which the Minimum Offering was raised and (ii) the actual total number of Shares sold as of such date. Thereafter, the Escrow Agent shall release funds and any interest or other income earned, based on the conditions of Section 4 hereof, thereon from the Escrow Account as directed by the Company pursuant to written instruction that the Company shall provide to the Escrow Agent from time to time. Accrued and unpaid interest on such Escrowed Funds shall be paid pursuant to Section 4 below.
(c)	If the Escrow Agent has not received a Break Escrow Affidavit on or prior to the Closing Date, the Escrow Agent shall promptly return the funds in the Escrow Account, together with any remaining interest thereon, to each respective subscriber, and the Escrow Agent shall promptly create and dispatch checks and wires drawn on the Escrow Account to return the full amount of the funds deposited in the Escrow Account, together with their pro-rata share of any remaining interest thereon, to the respective subscribers, and the Escrow Agent shall notify the Company and the Dealer Manager of its distribution of the funds. For the purposes of this Agreement “remaining interest” shall mean any interest that remains in the Escrow Account after deducting the full amount of the escrow fees and expenses which have been or are due under this Agreement or have been paid hereunder. Any amounts previously paid hereunder will be reimbursed by the Escrow Agent to such party after applying the interest to any escrow fees and expenses that are or will be due under this Agreement as of the Closing Date. The subscription payments returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors.
(d)	After the Initial Closing, upon receipt by the Escrow Agent of instructions signed by the Dealer Manager and the Company, the Escrow Agent shall release to the Company the Escrowed Funds (other than any funds received from Pennsylvania Subscribers which cannot be released until the conditions of Section 3 hereof, have been met) in accordance with such instructions. The Company shall give the Escrow Agent one business day oral notification of the contents of such instructions. Accrued and unpaid interest on such Escrowed Funds shall be paid pursuant to Section 4 below.
3. Distribution of the Funds from Pennsylvania Subscribers.
(a)	Notwithstanding anything to the contrary herein, disbursements of funds contributed by Pennsylvania Subscribers may only be distributed in compliance with the provisions of this Section 3. Irrespective of any disbursement of funds from the Escrow Account pursuant to Section 2 hereof, the Escrow Agent will continue to place deposits from the Pennsylvania Subscribers into the Escrow Account, until such time as the Company notifies the Escrow Agent in writing that total subscriptions (including amounts previously disbursed as directed by the Company and the amounts then held in the Escrow Account) equal or exceed $82,500,000, whereupon the Escrow Agent shall disburse to the Company, at the Company’s request, any funds from the Pennsylvania Subscribers received by the Escrow Agent for accepted subscriptions, but not those funds of a subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified by the Company, or otherwise in accordance with the Company’s written request.
(b)	If the Company has not received total subscriptions of at least $82,500,000 within 120 days of the date the Company first receives a subscription from a Pennsylvania Subscriber (the “Initial Escrow Period”), the Company shall notify each Pennsylvania Subscriber of the right of Pennsylvania Subscribers to have their investment returned to them. If, pursuant to such notice, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) days after receipt of the notification (the “Request Period”), the Escrow Agent shall promptly refund, including the pro-rata share of any interest earned thereon, directly to each Pennsylvania Subscriber the funds deposited in the Escrow Account on behalf of the Pennsylvania Subscriber.
(c)	The funds of Pennsylvania Subscribers who do not request the return of their funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (each a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in Section 3(b) above with respect to the Initial Escrow Period for each Successive Escrow Period, provided that any refunds made to a Pennsylvania Subscriber after a Successive Escrow Period shall include a pro-rata share of any interest earned thereon after the Initial Escrow Period, until the occurrence of the earliest of (i) the termination of the Offering, (ii) the receipt and acceptance by the Company of total subscriptions that equal or exceed $82,500,000 and the disbursement of the Escrow Account on the terms specified in this Section 3, or (iii) all funds held in the Escrow Account that were contributed by Pennsylvania Subscribers having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.
If, upon termination of the Offering, the Company has not received and accepted total subscriptions that equal or exceed $82,500,000, all funds in the Escrow Account that were contributed by Pennsylvania Subscribers will be promptly returned in full to such Pennsylvania Subscribers, together with their pro-rata share of any interest earned thereon pursuant to instructions made by the Company, upon which the Escrow Agent may conclusively rely.
4. Distribution of Escrow Interest.
As soon as practical but no more than 45 days after the release of the funds to the Company pursuant to the conditions in Sections 2 and 3 hereof, the Escrow Agent shall calculate and distribute to each subscriber whose subscription funds were held in the Escrow Account for at least 20 days its pro-rata share of interest based on the length of time its subscription funds have been held in the Escrow Account. Escrow interest earned, but not payable to subscribers pursuant to this Section 4, shall be paid to the Company, as instructed by the Company in writing.
5. Funds in the Escrow Account. Upon receipt of funds from subscribers, the Escrow Agent shall hold such funds in escrow pursuant to the terms of this Agreement. All funds in the Escrow Account shall at all times be placed in “Short-term Investments” (as defined below) and the Escrow Agent agrees to reinvest all earnings and interest derived therefrom in any of the Short-term Investments specified below.
     “Short-term Investments” include short-term obligations of, or short-term obligations guaranteed by, the United States government or bank money-market funds comprised of these obligations or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as a depository or custodian for any such funds, including, without limitation, such certificates or instruments of the Escrow Agent, all of which instruments must be capable of being readily sold or otherwise disposed of for cash on or before the earlier of (i) the date that the Minimum Amount is achieved, or (ii) the Expiration Date, without any dissipation of the offering proceeds invested.
               The following securities are not permissible investments:
(a)	corporate equity or debt securities;
(b)	repurchase agreements;
(c)	bankers’ acceptances;

(d)	commercial paper;
(e)	municipal securities; and
(f)	money market funds other than bank money market accounts.
     The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption.
     Income, if any, resulting from the investment of the funds in the Escrow Account shall be distributed according to this Agreement.
     The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance in the Escrow Account and the activity in such accounts since the last report.
6. Tax Reporting. The Escrow Agent shall provide subscribers with applicable Form 1099 for amounts paid pursuant to Section 4 above in a timely manner.
7. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent is not a party to, or bound by, any other agreement among the other parties hereto with respect to the subject matter hereof, and the Escrow Agent’s duties shall be determined solely by reference to this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.
8. Liability of the Escrow Agent; Indemnification. The Escrow Agent acts hereunder as a depository only. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Agreement or with respect to the form of execution of the same. The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person(s). The Escrow Agent shall not be held liable for any error in judgment made in good faith by an officer or employee of the Escrow Agent or the Company unless it shall be proved that the Escrow Agent, as appropriate, was grossly negligent or reckless in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.
The Escrow Agent may consult legal counsel and shall exercise reasonable care in the selection of such counsel, in the event of any dispute or question as to the construction of any provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the reasonable opinion or instructions of such counsel.
The Escrow Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Company, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Agreement.
In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the funds in the Escrow Account, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.
The Company hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred in connection herewith without gross negligence, recklessness or willful misconduct on the part of the Escrow Agent, including without limitation legal or other fees arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including without limitation the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Escrow Agent will not be under any obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Escrow Agent shall not be indemnified against any loss, liability or expense arising out of its own gross negligence, recklessness or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent.
9. The Escrow Agent’s Fee. Escrow Agent shall be entitled to fees and expenses for its regular services as Escrow Agent as set forth in Exhibit A. Additionally, Escrow Agent is entitled to reasonable fees for extraordinary services and reimbursement of any reasonable out of pocket and extraordinary costs and expenses related to its obligations as Escrow Agent under this Agreement, including, but not limited to, reasonable attorneys’ fees. All of the Escrow Agent’s compensation, costs and expenses shall be paid by the Company.
10. Security Interests. No party to this Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.
11. Dispute. In the event of any disagreement between the undersigned or the person or persons named in the instructions contained in this Agreement, or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to the undersigned or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to refuse and refrain to act until: (a) The rights of the adverse claimants shall have been fully and finally adjudicated in a Court assuming and having jurisdiction of the parties and money, papers and property involved herein or affected hereby, or (b) All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all the interested parties.
12. Resignation of Escrow Agent. Escrow Agent may resign or be removed, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least 60 days before the date specified for such resignation or removal to take effect; upon the effective date of such resignation or removal:
(a)	All cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent as may be designated in writing by the Company, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate;
(b)	If no such successor escrow agent has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Company or in accordance with the directions of a final order or judgment of a court of competent jurisdiction; or
(c)	Further, if no such successor escrow agent has been designated by such date, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor agent; further the Escrow Agent may pay to such court-appointed successor agent all monies and property deposited with Escrow Agent under this Agreement.
13. Notices. All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given, upon receipt, if (i) personally delivered, (ii) sent by telecopy and confirmed by phone or (iii) mailed by registered or certified mail, with return receipt requested, or by overnight courier with signature required, delivered to the addresses set forth below, or to such other address as a party shall have designated by notice in writing to the other parties in the manner provided by this paragraph:

(1) If to Company:	Green Realty Trust, Inc. 40 E. Chicago Avenue, #203 Chicago, Illinois 60610 Telephone: (630) 470-9105 Facsimile: (630) 470-9105

(2) If to the Escrow Agent:	UMB Bank, N.A. 1010 Grand Blvd., 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106 Attention: Lara Stevens, Corporate Trust Telephone: (816) 860-3017 Facsimile: (816) 860-3029

(3) If to Dealer Manager:	Newport Coast Securities, Inc. 18872 MacArthur Blvd First Floor Irvine, California 92612 Facsimile: (949) 756-0981
13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law.
14. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.
15. Modification. This Agreement may be amended, modified or terminated at any time by a writing executed by the Dealer Manager, the Company and the Escrow Agent.
16. Assignability. This Agreement shall not be assigned by the Escrow Agent without the Company’s prior written consent.
17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.
18. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.
19. Severability. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
20. Earnings Allocation; Tax Matters; Patriot Act Compliance; OFAC Search Duties. The Company or its agent shall be responsible for all tax reporting under this Agreement. The Company shall provide to Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time. The Transfer Agent, or its agent, shall complete an OFAC search, in compliance with its policy and procedures, of each subscription and shall inform the Company if a subscription fails the OFAC search.
21. Miscellaneous. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.
22. Termination of the Escrow Agreement. This Agreement, except for Sections 8 and 11 hereof, which shall continue in effect, shall terminate upon written notice from the Company to the Escrow Agent. Unless otherwise provided, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company or to subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account or (b) to a successor escrow agent upon written instructions from the Company.
23. Relationship of Parties. The Escrow Agent is not affiliated with either the Dealer Manager or the Company, and this Agreement does not create any partnership or joint venture among them.
     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written hereinabove:

DEALER MANAGER: Newport Coast Securities, Inc.
By:	---------------------------
Name:
Title:

COMPANY: Green Realty Trust, Inc.
By:	-----------------------------
Name:
Title:

ESCROW AGENT: UMB BANK, N.A.
By:	------------------------------
Name:
Title:

EXHIBIT A
ESCROW FEES AND EXPENSES

Acceptance Fee
Review escrow agreement and establish account	$3,000
Annual Fee
Maintain account	$3,000
Transaction Fees
(a) per outgoing wire transfer	$30.00
(b) per Form 1099 (Int., B or Misc.)	$5.00
(c) per investment purchase, sale or settlement	$35.00	*

*	Excludes money market mutual fund transactions
Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate. In addition to the specified fees, all expenses related to the administration of the Escrow Agreement (other than normal overhead expenses of the regular staff) such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable. Acceptance and first year annual fees will be payable at the initiation of the escrow and annual fees will be payable in advance thereafter. Other fees and expenses will be billed as incurred.

EXHIBIT B
Payment Instructions
Escrow Agent Wiring Instructions:
UMB Bank, N.A.
ABA Routing Number: 101000695
Account Number: 9800006823
Account Name: UMB Bank, N.A., as Escrow Agent for Green Realty Trust, Inc.
Attention: Lara Stevens
Checks Payable Information:
UMB Bank, N.A., as Escrow Agent for
Attention: Lara Stevens, Corporate Trust
1010 Grand Boulevard, 4th Floor
M/S 1020409
Kansas City, Missouri 64106
Company Wire Instructions:
Green Realty Trust, Inc.
c/o Bank of America
231 S. LaSalle St.
Chicago, IL 60604
ABA Routing Number: 026009593
Account Number: 002873103255
FFC Account Name: XXXXXXXX Corporation
FFC: xxxxxxxxxx
Attn: xxxxxxxxx